QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement Nos. 333-87958 and 333-127367 of Regal Entertainment Group on Form S-8 of our report dated March 5, 2009, relating to the financial statements of National CineMedia, LLC, for the year ended January 1, 2009, appearing in Form 10-K/A of Regal Entertainment Group.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 10, 2009

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM